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                                 PROMISSORY NOTE


$100,000                                                           April 3, 2000


     FOR VALUE RECEIVED, the undersigned (the "Borrower") hereby promises to pay to the order of TeleTech Holdings, Inc. (the "Holder") the principal sum of $100,000, together with interest on the unpaid balance accruing at a rate of 6% per annum.

     Principal and interest shall be payable at TeleTech Holdings, Inc., 1700 Lincoln Street, 14th Floor, Denver, Colorado 80203, or such other place as the Holder may designate. Payments will be applied first to interest and taxes, and then to the principal balance.

     Borrower's payment obligations hereunder shall continue until the entire indebtedness evidenced by this Note is fully paid; provided, however, if not sooner paid, the entire principal amount outstanding and accrued interest thereon, shall be due and payable on October 3, 2001 (the "Maturity Date"); provided, however, that Holder shall forgive the entire indebtedness, including accrued interest, if Borrower continues to be employed by the Holder as of the Maturity Date. Borrower understands that forgiveness of the debt evidenced by this Note may give rise to a tax withholding obligation on the part of Holder, and Borrower agrees to pay Holder the amount Borrower's share of any such tax withholdings.

     If Borrower's employment with Holder or any affiliate of Holder is terminated for any reason, with or without cause, prior to the Maturity Date, all remaining unpaid principal, and all remaining accrued interest, shall immediately be due and payable.

     The Borrower agrees to pay all costs and expenses of collection, including reasonable attorneys' fees.

     This Note may be prepaid by the Borrower at any time without premium or penalty.

     No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such Holder, nor shall any such delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

     The Borrower and all endorsers and guarantors of this Note hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

     All rights and obligations hereunder shall be governed by the laws of the State of Colorado.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be issued as of the date first written above.


/s/ Larry Kessler
-------------------------
Larry Kessler